UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a‑12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

April 12, 2018

To:  Certain Employees of Transocean holding shares of Transocean Ltd.

Subject:  Reminder to Vote your Transocean Shares

REMINDER TO VOTE YOUR TRANSOCEAN SHARES

An annual general meeting (“AGM”) of Transocean shareholders is scheduled for Friday, May 18, 2018. In the coming days, you will receive information either through email, the U.S. postal service or both regarding voting at our upcoming AGM.  As a shareholder of Transocean, we ask that you vote your shares. The Transocean Board of Directors unanimously recommends that you vote “FOR” each of the proposals that are being submitted to shareholders at the meeting.

Please complete and return your proxy card or voting instruction form, or submit your voting instructions electronically over the Internet as soon as possible. All proxy cards, voting instruction forms and electronic voting instructions must be received no later than 8:00 a.m. EDT or 2:00 p.m. CEST on May 18, 2018.  Employees with Transocean shares eligible to vote at the meeting may have received correspondence from E*Trade on or about April 10 with instructions on how to electronically vote.

More information is included in the proxy statement and other documents, which can be found on our website at: www.deepwater.com.

Questions?

Please contact:

Brad Alexander at +1 713-232-7515 (Bradley.Alexander@deepwater.com) or

Diane Vento at +1 713-232-8015 (Diane.Vento@deepwater.com)